      1                                     Exhibit 10



       FORM OF FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

          First Amendment to the Agreement and Plan of Merger (hereinafter called this "Amendment"), dated as of August 20, 1996, among AT&T Capital Corporation, a Delaware corporation (the "Company"), AT&T Corp., a New York corporation ("AT&T"), Hercules Limited, a Cayman Island corporation ("Parent"), and Antigua Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

                             RECITALS

          WHEREAS, the Company, AT&T, Parent and Merger Sub entered into the Agreement and Plan of Merger (the "Original
Agreement"), dated as of June 5, 1996;

          WHEREAS, the Company, AT&T, Parent and Merger Sub wish to amend the Original Agreement in the manner set forth herein;

          WHEREAS, the respective boards of directors of each of the Company, Parent and Merger Sub have approved this Agreement;

          WHEREAS, the Company's board of directors and the special committee of the Company's board of directors have approved and submitted this Amendment to AT&T, as the indirect owner of the AT&T Shares, for its consent, and AT&T has caused to be executed a written stockholder consent pursuant to Section 228 of the DGCL (as defined below) approving this Amendment.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

               Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Original Agreement are used herein as therein defined.

          2.        Section 1.2.  Section 1.2 of the Original
Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

               1.2 Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the later of (A) October 1, 1996 and (B) the first business day on which the last to be fulfilled or waived of the conditions set forth in
          Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfilment or waiver of those

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          conditions) shall be satisfied or waived in accordance
          with this Agreement (the later of such dates being referred to as the "Scheduled Closing Date");
          provided, however, that Parent may at its option (the "Extension Option") extend the Closing to a date later than the Scheduled Closing Date as Parent shall determine (but in no event later than October 31, 1996) by providing written notice of such later date to the Company and AT&T not less than two business days' prior to the Scheduled Closing Date and agreeing to pay the Interest Amount referred to in Section 4.1(a) hereof (such agreement to be evidenced by the delivery of such written notice); or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

          3.        Section 4.1(a)  Section 4.1(a) of the
Original Agreement is hereby amended by deleting the phrase
"$45.00 (the "Merger Consideration")" at the end of the first sentence thereof and substituting in lieu thereof the following:

          the sum of (i) $45.00 and (ii) in the event (but only in the event) that Parent exercises the Extension Option referred to in Section 1.2 hereof, an additional amount (the "Interest Amount") equal to interest on such $45 amount for the period from and including September 18, 1996 through but excluding the Closing Date at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days) of LIBOR (as defined below) plus .50% (the "Merger Consideration"). As used herein, "LIBOR" means the London Interbank Offered Rate for deposits of U.S. dollars having a maturity of one month which appears on Telerate Access Service Page 3750 as of 11 A.M., London time, on the second business day preceding the Closing Date.

          4. Section 6.1(a)(ix) of the Original Agreement is hereby amended by adding the following at the end of that section:

          or except for any agreement entered into in the ordinary course of business relating to the purchase of equipment by the Company from AT&T and the lease thereof by the Company to customers of AT&T.


          5.        Section 6.17.  Section 6.17 of the Original

Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

               6.17 Funding Parent. Parent covenants that (i) not later than June 12, 1996, Parent shall receive a $100 million equity contribution and (ii) not later than September 18, 1996, Parent shall receive an additional $400 million equity contribution, in each case in the form of cash or direct obligations of the government of the United States of America ("Government Securities"). Parent covenants that it shall utilize the proceeds of such equity contributions to purchase Government Securities having a maturity not later than one year after the date of purchase or receipt thereof by Parent. Parent covenants that it shall keep such proceeds so invested (free of any Liens) until the Effective Time.

          6. Continuing Effect of Agreement Except as expressly amended herein, all of the terms and conditions of the Original Agreement shall remain in full force and effect without amendment.

          7. Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          8.        GOVERNING LAW.  THIS AMENDMENT SHALL BE
DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED,
CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE
STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW
PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                         AT&T CAPITAL CORPORATION


                         By:
                              Name:   Thomas C. Wajnert
                              Title:  Chairman and Chief
                                        Executive Officer

                         AT&T CORP.


                         By:
                              Name:   S. Lawrence Prendergast
                              Title:  Vice President and
                                        Treasurer


                         HERCULES LIMITED


                         By:
                              Name:   Jeff Nash
                              Title:  Director


                         ANTIGUA ACQUISITION CORPORATION


                         By:
                              Name:   Jeff Nash
                              Title:  Vice President, Treasurer
                                        and Secretary